Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE

Michelle McGlocklin
Rimini Street, Inc.
+1 925 523-8414
mmcglocklin@riministreet.com

Rimini Street Receives Court-Ordered $21.5 Million Refund from Oracle and Seeks an Additional $41.3 Million in Further Appeals

Court declares Rimini Street third-party support is offered in lawful competition with Oracle’s direct maintenance services

LAS VEGAS, August 22, 2018 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, and the leading third-party support provider for Oracle and SAP software products, today issued the following statement regarding Oracle v. Rimini Street, which was filed in 2010, went to trial in 2015, and has been in the appeals stage since 2016:

Rimini Street Prevails on Vast Majority of Claims

Taking into account its successful appeal, Rimini Street has prevailed in 11 out of 12 claims alleged by Oracle in Oracle v. Rimini Street, with only a jury finding of “innocent” infringement related to support processes no longer in use by Rimini Street since at least July 2014. The “innocent” infringement finding means that Rimini Street did not know and had no reason to know that its former processes were infringing.

The facts clearly show that Oracle failed in almost all of its claims and ultimately was only awarded approximately 10% of the amount of damages it sought at trial, and the award came in the form of a “fair market license” for “innocent” infringement. The jury found no lost profits for Oracle and no lost clients resulting from the “innocent” infringement. Other amounts awarded by the Court included interest, fees and costs, some of which were the subject of a subsequent appeal. So far, following its successful appeal, Rimini Street achieved a refund of $21.5 million from Oracle on March 30, 2018, and is still seeking an additional refund of $41.3 million through the appeal process.

Rimini Street Receives Court-Ordered $21.5 Million Refund from Oracle and Seeks Refund of an Additional $41.3 Million in Further Appeals	Page 2

Oracle’s apparent fear of Rimini Street’s strong value proposition and growing list of nearly 2,500 clients signed through June 30, 2018, including over 150 Global Fortune 100 and Fortune 500 clients, appears to be fueling its misleading and increasingly desperate marketing campaign. Rimini Street plans to hold Oracle accountable for any illegal or anticompetitive activity, as it is doing presently with its claims against Oracle filed in a separate lawsuit brought by Rimini Street against Oracle in 2014, Rimini Street v. Oracle, which is pending in U.S. Federal Court and expected to go to trial in 2020 or later.

Third Party Support Lawful to Offer and for Oracle Licensees to Purchase and Use

The U.S. Ninth Circuit Court of Appeals found that Rimini Street “provided third-party support for Oracle's enterprise software, in lawful competition with Oracle's direct maintenance services.”

Further, testimony and admissions provided by Oracle executives and witnesses in the 2015 trial confirmed that third-party support is lawful for Oracle licensees to purchase and use. The evidence presented at trial supported several important principles underlying Rimini Street’s operations and current service offerings: (a) Oracle licensees can choose not to renew their Oracle annual support; (b) Oracle licensees can select, switch to, and use a third-party support provider or self-support instead of renewing and paying Oracle for annual support services; and (c) support services can be provided to clients on their sites directly or utilizing a remote access connection.

Rimini Street Receives Court-Ordered $21.5 Million Refund from Oracle and Seeks Refund of an Additional $41.3 Million in Further Appeals	Page 3

Rimini Street’s Successful Appeal

In January 2018, the Court of Appeals reversed certain awards made in Oracle’s favor during and after the 2015 trial, and vacated others, including an injunction that had been stayed by the appellate court and a $28.5 million attorneys’ fee award that had already been paid by Rimini Street in 2016. Oracle was also ordered to refund $21.5 million to Rimini Street, which was received by the Company on March 30, 2018. The appellate court also overturned all awards and judgments against Rimini Street’s CEO, Seth A. Ravin. Further, the Court of Appeals acknowledged that Rimini Street was a lawful competitor to Oracle and affirmed on narrow grounds the jury’s finding of “innocent” copyright infringement.

Rimini Street Appeals (Once Again)

In January 2018, the Court of Appeals ordered the District Court to “reconsider” the prior flawed injunction and fee awards that the Appeals Court had vacated. On August 14, 2018, the District Court imposed substantially the same injunction that the Court of Appeals had previously stayed and then vacated, and awarded the identical $28.5 million in attorneys’ fees that was awarded and paid in 2016. The injunction (once again) purports to relate solely to Rimini Street’s former support processes that have not been used since at least July 2014.

On August 15, 2018, Rimini Street moved to (once again) appeal the flawed, renewed injunction. In addition, Rimini Street will also (once again) seek a refund of the $28.5 million attorneys’ fees award that had already been paid by Rimini in 2016, and that was remanded for further consideration by the Court of Appeals in light of Oracle’s “more limited success” in the litigation. The $28.5 million paid by Rimini Street in 2016 was being held in escrow by order of the District Court and will be released from the escrow to Oracle. Therefore, the August 14, 2018 order does not require any new or additional payments by Rimini Street.

Rimini Street also is pursuing an appeal to the U.S. Supreme Court for refund of $12.8 million from Oracle for non-taxable costs.

Rimini Street Receives Court-Ordered $21.5 Million Refund from Oracle and Seeks Refund of an Additional $41.3 Million in Further Appeals	Page 4

No Limit on the Sale or Delivery of any Services for Oracle Products

As was the case with the previous injunction issued in 2016 that was vacated by the Court of Appeals in January 2018, the renewed injunction does not limit any sale of service for any Oracle products or restrict service deliverables Rimini Street provides its clients, but rather defines the manner in which Rimini Street may continue to provide support services for certain Oracle product lines. However, compliance with the injunction will increase the amount of labor required for Rimini Street to complete its support deliverables for some clients, thereby costing the Company between $1 million and $4 million per year. For that reason and others, the Company has sought a stay of the injunction pending appeal.

Rimini Street Brings Value and Choice to Clients

“Rimini Street has spent 13 years disrupting the enterprise software maintenance business, and we continue our mission to bring our needed services, value and choice to even more software licensees around the world," said Seth A. Ravin, CEO, Rimini Street. “Enterprises need a support service that empowers IT to meet today’s business needs, enables innovation agility, maximizes ROI and creates competitive advantage. By switching to Rimini Street’s award-winning support, clients can achieve all of these objectives and also enjoy premium services such as full support for all customizations and add-ons at no extra cost.”

About Rimini Street, Inc.

Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, and the leading third-party support provider for Oracle and SAP software products. The company has redefined enterprise software support services since 2005 with an innovative, award-winning program that enables licensees of IBM, Microsoft, Oracle, Salesforce, SAP and other enterprise software vendors to save up to 90 percent on total annual maintenance costs. Clients can remain on their current software release without any required upgrades for a minimum of 15 years. Over 1,620 global Fortune 500, midmarket, public sector and other organizations from a broad range of industries currently rely on Rimini Street as their trusted, third-party support provider. To learn more, please visit https://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn.

Rimini Street Receives Court-Ordered $21.5 Million Refund from Oracle and Seeks Refund of an Additional $41.3 Million in Further Appeals	Page 5

Forward-Looking Statements

Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, continued inclusion in the Russell 2000 Index in the future, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse litigation developments or in the government inquiry; the final amount and timing of any refunds from Oracle related to our litigation; our ability to raise additional equity or debt financing on favorable terms; the terms and impact of our newly issued 13.00% Series A Preferred Stock; changes in taxes, laws and regulations; competitive product and pricing activity; difficulties of managing growth profitably; the success of our recently introduced products and services, including Rimini Street Mobility, Rimini Street Analytics, Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities, including its common stock and its Preferred Stock; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on 10-Q filed on August 9, 2018, which disclosures amend and restate the disclosures appearing under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on March 15, 2018, and as updated from time to time by Rimini Street’s future Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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